                                  EXHIBIT 10.92

                        SEPARATION AND RELEASE AGREEMENT

            This SEPARATION AND RELEASE AGREEMENT (the "Agreement"), executed this ____ day of ______________, 2002, is entered into by and between Bruce Bendell, Fidelity Holdings, Inc., The Major Automotive Companies, Inc., Major Chevrolet, Inc., Major Motors of Hempstead, Inc., d/b/a Mazda of Hempstead, Compass Dodge, Inc., and Compass Lincoln-Mercury, Inc. (together with their subsidiaries and affiliates being collectively referred to herein as the "Company") and James R. Wallick ("Wallick").

                                   WITNESSETH

            WHEREAS, Wallick has ceased to be an employee of the Company as of the Separation Date (as hereinafter defined);

            WHEREAS, Wallick and the Company desire to settle fully and finally any and all matters between them as of the Separation Date, including, but not limited to, any issues that may arise out of Wallick's employment with the Company and the termination thereof.

            NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

            Section 1.  Termination of Employment; Benefits.

                  (a) Termination of Employment. Wallick's employment with the Company terminated on September 14, 2001, (the "Separation Date").

                  (b) Benefits. In consideration for Wallick's agreement to be bound by the terms of this Agreement and subject to
                        Section 11(a) hereof, Wallick shall be entitled to receive from the Company the following payments for which an IRS Form 1099 will be issued:

                        (i) The Company agrees to pay Wallick a total amount of Four Hundred Fifty-Two Thousand Five Hundred Dollars ($452,500.00) as follows:

                              (1) Two Hundred Twenty-Two Thousand and Five
Hundred Dollars ($222,500.00) within fifteen (15) days after this Agreement signed by Wallick is received by the Company's counsel to be paid as follows:

                  (a) $44,148.63 payable to "Peterpaul, Clark & Corcoran, PC" as payment for the firm's counsel fees, related costs and expenses under all applicable federal and state statutes;

                  (b) $178,351.37 payable to James R. Wallick by certified check.

                        (2) Twenty Thousand Dollars ($20,000.00) payable to James R. Wallick on November 1, 2002;

                        (3) Fourteen Thousand Dollars ($14,000.00) per month payable to James R. Wallick in the remaining fifteen (15) monthly installments, each payment to be made on the 1st day of each month;

                  (c) Wallick will return to the Company the 4,500 shares of stock issued to him in February 2000. The Company will cooperate with Wallick with respect to any tax implications regarding the stock transfer. It is agreed that the stock transfer was based upon a memorandum of understanding that was entered into between James R. Wallick and the Company.

                  (d) The Company agrees to provide notice to the purchaser of a major asset of the Company of its liability pursuant to this Agreement and will provide prior notice of at least thirty (30) days to Wallick of such sale.

                  (e) Wallick will return his Company vehicle to the Company at the time of the first payment pursuant this Agreement. The Company agrees to pick up the vehicle at 77 Farbrook Drive, Short Hills, New Jersey. The Company also agrees that upon receipt of the first payment pursuant to the Agreement Wallick will maintain possession of the Company's lap top computer should there be no lien or encumbrance upon the computer or should there be a lien or encumbrance upon the computer Wallick has the choice to either assume the liability for the computer or will return the computer. The Company agrees to provide proof of such liability and the terms thereof on the computer prior to Wallick making his determination to either return the computer or assume the proven liability.

            All payments pursuant to this Section 1(b)(i) shall be made by check of the Company mailed to Wallick's address, 77 Farbrook Drive, Short Hills, NJ 07078; provided, further, that to the extent any such payment obligation remains unpaid by the Company within five (5) days of the date on which the payment is due, the attorney for Wallick shall notify the attorney for the Company by way of facsimile and regular mail that the payment has not been received. The Company will have five (5) days after receiving notice to make said payment. If the payment is not made, the total balance shall be due and owing and Wallick shall be entitled to move, ex parte before the United States District Court, District of New Jersey, The Honorable William G. Bassler, U.S.D.C.J. or the appropriate judicial authority in the United States District Court, District of New Jersey, for judgment against all named defendants except Bruce Bendell, in the amount of $452,500.00 less any payments made pursuant to this Agreement, exclusive of any interest.

            The Company must provide at least thirty (30) days notice to Wallick's counsel and Wallick of any contemplated change of control of the Company as that term is defined in Section 9 of this Agreement. Should a change in control of the Company occur, any remaining amount due to Wallick shall become due and payable as of the date of such change of control.

Should the Company fail to make said payment, Wallick upon five (5) days notice to the Company, may move for the entry of judgment, ex parte before the United States District Court. District of New Jersey, The Honorable William G. Bassler, U.S.D.J. or the appropriate judicial authority in the United States District Court, District of New Jersey, for judgment against all named defendants except Bruce Bendell in the amount of $452,500.00 less any payments made pursuant to this Agreement.

            Section 2.  Mutual Release.

                  (a)   Release by Wallick.

                        (i) Wallick knowingly and voluntarily releases and forever discharges the Company and the Company's parents, subsidiaries and affiliates, together with all of their respective past and present directors, managers, officers, including but not limited to Bruce Bendell, Harold Bendell, partners, employees and attorneys, and each of their predecessors, successors and assigns, and any of the foregoing in their capacity as a shareholder or agent of the Company (collectively, "Releasees") from any and all claims, charges, complaints, promises, agreements, controversies, liens, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected, as of the date of this Release, which against them Wallick or his executors, administrators, successors or assigns ever had, now have, or may hereafter claim to have against any of the Releasees by reason of any matter, cause or thing whatsoever arising on or before the Separation Date and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the "Release"). The Release includes, without limitation, any rights or claims relating in any way to Wallick's employment relationship with the Company or any of the Releasees, or the termination thereof, or arising under any statute or regulation, including the National Labor Relations Act; the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the American With Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act, the New Jersey Law Against Discrimination; the New Jersey Family Leave Act; the New Jersey State Wage and Hour Law; the New Jersey Conscientious Employee Protection Act; the New Jersey Equal Pay Law; the New Jersey Occupational Safety and Health Law; the New Jersey Smokers' Rights Law; the New Jersey Genetic Privacy Act; the New Jersey Fair Credit Reporting Act; the New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers' Compensation Claim; the New Jersey Public Employees' Occupational Safety and Health Act; New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination, any other federal, state or local civil rights law or any other local, state or federal law, regulation or ordinance; any public policy, contract (oral, written or implied), tort, constitutional or common law; any claims for vacation, sick or personal leave pay or payment pursuant to any practice, policy, handbook or manual of Employer; or any allegation for costs, fees, or other expenses including attorneys' fees; the New York Equal Pay Law; the New York Human Rights Law (NYHRL); the New York Civil Rights Law; the New York Equal Rights Law; The New York AIDS Testing Confidentiality Act; the New York Bone Marrow Donor Leave Law; the New York Occupational Safety and Health Laws; the New York Rights of Persons With Disabilities Law; the New York Nondiscrimination Against Genetic Disorders Law; the New York Smokers'

Rights Law; the New York Discrimination by Employment Agencies Law; the New York Adoptive Parents' Child Care Leave Law; the New York Bias Against Cancer Victims Law; the New York Wage and Hour Laws; the New York Labor Law; the New York City Human Rights Law; the New York City Administrative Code and Charter; New York laws regarding Consumer Reports, Jury Duty, Witness Duty, Voting Leave, Workers'
Compensation: Retaliation, Whistleblower Protection, New York State Disability
Benefits: Retaliation, Lie Detector Tests, Fingerprinting, Genetic Testing and Arrest Records, Sections 1981 through 1988 of Title 42 of the United States Code, the Fair Credit Reporting Act, the Rehabilitation Act, the Fair Labor Standards Act, and WARN Act, each as amended, or under any policy, agreement, understanding or promise, whether written or oral, formal or informal, between any of the Releasees and Wallick.

                        (ii) The Company denies each and every allegation of wrongdoing made by Wallick in the captioned matter entitled James R. Wallick v. Bruce Bendell, individually and in his capacity as an Officer, Director and Majority Stockholder of the defendant corporations, Fidelity Holdings, Inc., The Major Automotive Companies, Major Chevrolet, Major Motors of Hempstead, Compass Dodge, Compass Lincoln-Mercury, ABC Companies I-V, fictitious name, actual names unknown, and John Does, I-X, fictitious names, actual names unknown, individually and in their official capacity in the United States District Court, District of New Jersey, bearing Civil Action No. 01-cv-4486. Wallick and the Company agree that this Agreement shall not, in any way, be construed or considered an admission of guilt or non-compliance with any federal, state or local law, or any other wrongdoing whatsoever. In exchange for the promises herein, Wallick agrees to the dismissal, with prejudice, and without an award of costs or attorneys' fees of the referenced complaint.

                        (iii) Nothing herein shall be deemed to release any of Wallick's rights under this Agreement.

                        (iv) Wallick represents that he understands and agrees that he has the right and has in fact reviewed this Agreement and, specifically, the Release, with an attorney of Wallick's choice. Wallick further represents that he understands and agrees that the Company is under no obligation to offer him this Agreement, and that Wallick is under no obligation to consent to the Release, and that he has entered into this Agreement freely and voluntarily.

                        (v) Wallick acknowledges he has had twenty-one (21) days to consider this Agreement and once he has signed this Agreement, Wallick shall have seven (7) additional days from the date of execution to revoke his consent to the Release set forth above. Any such revocation shall be made by delivering written notification to Vincent A. Cino, Esq. of Jackson Lewis Schnitzler & Krupman. In the event that Wallick revokes his Release, all the terms of the other sections and subsections of this Agreement, other than Section 1(a) hereof, shall be null and void and shall not become effective. If no such revocation occurs, the Release and this Agreement shall become effective as of the eighth day after the date Wallick signs this Agreement.

                  (b) In consideration for Wallick's execution of this Agreement, Company releases and discharges Wallick from any and all claims, causes of action and rights which it may have against him based on any act, event or omission occurring before the execution of this Agreement, including but, not limited to, any and all claims arising out of, or in connection with his employment or tenure as a member of the Board of Directors with the Company, whether arising in tort, contract, common laws or federal or state statute or regulation, or any other basis in law or in equity.

            Section 3. Mutual Non-Disparagement. Wallick agrees that he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Company, the Company's subsidiaries or affiliates, or directors, officers or employees of the businesses of the Company or any of the Company's subsidiaries or affiliates. The Company agrees that it will not make or publish any statement which is, or may reasonably be considered to be, disparaging of Wallick. Wallick has the right to review any statement or publication made by the Company and any of its agents or executives which refer to Wallick, his employment with the Company, and/or his tenure as a member of the Board of Directors

            Section 4. Confidentiality; Intellectual Property; Disclosure.

                  (a) Following the Separation Date, Wallick shall keep secret and retain in strictest confidence, any and all Confidential Information (as hereinafter defined under New Jersey law) relating to the Company as defined under applicable New Jersey law.

                  (b) All Intellectual Property (as hereinafter defined) created, developed, co-developed, obtained or conceived of by Wallick during the period Wallick served as an executive officer of the Company shall be owned by and belong exclusively to the Company, provided that they reasonably relate to any of the business of the Company on the date of such creation, development, obtaining or conception. For purposes of this Agreement, the term "Intellectual Property" means any and all of the following and all statutory and/or common law rights throughout the world in, arising out of, or associated therewith: (i) all trade names, trade dress, logos, product names, collective marks, collective membership marks, trademarks certification marks and service marks, trademark and service mark registrations and applications together with the goodwill of the business symbolized by the names and the marks; (ii) all goodwill associated with any of the foregoing.

            Section 5. Cooperation. Subject to the provisions of Section 8, Wallick agrees that he will fully cooperate in any litigation in which the Company or any of the Company's parents, subsidiaries and affiliates may become involved. Such cooperation shall include Wallick making himself available, upon the request of the Company, for depositions, court appearances and interviews by Company's counsel. To the maximum extent permitted by law, Wallick agrees that he will notify the Chairman of the Board of Directors of the Company and the Chairman of the Audit Committee of the Board of Directors of the Company if he is contacted by any government agency or any other person contemplating or maintaining any claim or legal action against the Company or any of the Company's parents, subsidiaries and affiliates, or by any agent or attorney of such person. Should it become necessary for Wallick to cooperate as defined herein, he will be compensated at the rate of $150 per hour, plus all reasonable expenses.

            Section 6. Proceedings. Wallick affirms that Executive has not filed or caused to be filed, and presently is not a party to, any claim, complaint, or action against the Company in any form or forum. Plaintiff acknowledges that because of circumstances unique to Wallick, including, but not limited to, irreconcilable differences with the Company, Wallick agrees not to seek employment with Defendant in the future.

            Section 7. Standstill.

                  (a) Wallick covenants to and agrees with the Company that from and after the date hereof until the second anniversary of the Separation Date (the "Standstill Period"), without the Company's prior written consent, Wallick will not, directly or indirectly:

                        (i) Make any public announcement with respect to, or submit to the Company or any of its respective directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates, any proposal for, the acquisition of any Voting Securities or with respect to any merger, consolidation, business combination or purchase of any substantial portion of the assets of the Company, whether or not any parties other than Wallick is involved, and whether or not such proposal might require the making of a public announcement by the Company;

                        (ii) Seek or propose to influence, advise, change or control the management, board of directors, governing instruments or policies or affairs of the Company, or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act, to vote any Voting Securities or become a "participant" in any "election contest" (as such terms are defined and used in Regulation 14A and Schedule 14A under the Exchange Act) with respect to Voting Securities;

                        (iii) Deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement (other than this Agreement) with respect to the voting of such Voting Securities or any other agreement having similar effect;

                        (iv) Form or join a partnership, limited partnership, syndicate or other group (as defined in Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities; or

                        (v) Other than a non-public request to waive the provisions of clause (i) of this Section 7(a), make a request to amend or waive any provision of this Section 7(a).

            Section 8. Indemnification. From and after the Separation Date and/or Wallick's date of resignation from the Board of Directors, the Company shall indemnify, defend and hold harmless Wallick against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions of Wallick occurring prior to the Separation Date and/or Wallick's date of resignation from the Board of Directors, which is based upon or relates to Wallick's capacity as a director or officer of the Company, to the fullest extent Wallick is permitted to be indemnified under the Company's Articles of Incorporation and Bylaws as in effect on the date of this Agreement. In the event of any such threatened or actual claim action, suit, proceeding or investigation (whether asserted or arising before or after the Separation Date and/or Wallick's date of resignation from the Board of Directors), Wallick may retain counsel reasonable satisfactory to Wallick and the Company; provided, however, that (1) the Company shall have the right to assume the defense thereof and upon such assumption the Company shall not be liable to Wallick for any legal expenses of other counsel or any other expenses subsequently incurred by Wallick in connection with the defense thereof, except that if the Company elects not to assume such defense, or counsel for Wallick reasonably advises Wallick that there are issues which raise conflicts of interest, between the Company and Wallick, Wallick may retain counsel reasonably satisfactory to Wallick and the Company, and the Company shall pay the reasonable fees and expenses of such counsel for Wallick and (2) the Company shall not be liable for any settlement effected without its prior written consent; provided, further, that nothing in this Section 8 shall prevent Wallick from retaining separate counsel with the prior written consent of the Company which consent shall not be unreasonably withheld. If Wallick wishes to claim indemnification under this
Section 8, upon learning of any such claim, action, suit, proceeding or investigation, Wallick shall promptly notify the Company thereof, provided that the failure to notify shall not affect the obligation of the Company under this
Section 8 except to the extent such failure to notify materially prejudices the Company. The Company's obligations under this Section 8 shall continue in full force and effect for a period of six (6) years after the Separation Date and/or Wallick's date of resignation from the Board of Directors; provided that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation made, asserted or commenced with such six year period shall continue until the final disposition of such claim, action, suit, proceeding or investigation.

            Section 9. Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "Affiliate" or Affiliates" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person (as used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise)).

                  (b) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  (c) "Beneficial Ownership" or "Beneficially Own" shall mean any securities of which a Person or any such Person's Affiliates is considered to be a Beneficial Owner or of which such Person or any of such Person's Affiliates or associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversation rights, exchange rights, warrants or options, or otherwise, it being understood and agreed that Bruce Bendell shall be deemed to Beneficially Own securities held in trust for the benefit of Bruce Bendell or any member of his immediate family.

                  (d) "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

                  (e) "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                        (i) Bruce Bendell ceases to Beneficially Own of at least twenty percent (20%) of the combined voting power of the Company's then outstanding securities; or

                        (ii) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such person any securities acquired directly from the Company or its affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (iii)(A) below; or

                        (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities.

                  Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions (x) immediately following which the record holders of the common stock of the Company immediately prior to such transactions or series of transactions continue to have substantially all of the assets of the Company immediately following such transaction or series of transactions or (y) in which Bruce Bendell or any Person controlled by Bruce Bendell Beneficially Owns fifty percent (20%) or more of the combined voting power of the Company's then outstanding securities.

                        (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                        (g) "Person" shall mean an individual, corporation, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                        (h) "Voting Securities" shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors or any securities which are convertible into, or exchangeable or exercisable for, any such shares.

            Section 10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid as follows:

                        If to the Company:

                        The Major Automotive Companies, Inc.
                        43-40 Northern Blvd.
                        Long Island City, New York  11101
                        Attn:  Bruce Bendell, CEO, Chairman and President

                        If to Wallick:

                        James R. Wallick
                        77 Farbrook Drive
                        Short Hills, NJ  07078

                        With a copy to:

                        Luanne M. Peterpaul, Esq.
                        Peterpaul, Clark & Corcoran
                        1 Cleveland Place
                        Springfield, NJ  07081

or such other address as either party may have furnished to the other in writings in accordance herewith, except that notices of change of address shall be effective only upon receipt.

            Section 11. Miscellaneous.

                  (a) Enforcement; Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles. The Company shall have the right, without prejudice to any other rights or remedies it might have under the law which are reserved, to obtain injunctive relief to restrain any breach or threatened breach by Wallick of this Agreement or otherwise to specifically enforce any provision of this Agreement; provided, however, that such right to injunctive relief does not preclude the Company from seeking monetary damages for a breach by Wallick of this Agreement.

                  (b) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof except as otherwise provided herein.

                  (e) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

                  (f) Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, legatees, executors, administrators, legal representatives, successors and assigns. The provisions of Section 2(a) hereof are intended to be for the benefit of, and shall be enforceable by, each Releasee and his, her or its, heirs and representatives.

            Section 12. Board Approval. Company acknowledges that they received authority from the Board of Directors of the Company to enter into this Agreement. Company will provide to Wallick within fourteen (14) days of the execution of this Agreement a Secretary Certified Resolution duly adopted by the Board of Directors authorizing execution and delivery of this Settlement Agreement.

            Section 13. Removal as Officer and/or Registered Agent. The Company agrees that if it has not done so already they will immediately remove the Executive as an officer and/or registered agent of the Company and any affiliates situated throughout the United States. Company agrees to indemnify Wallick according to Section 8 regarding Wallick's status as either an officer and/or registered agent for six (6) years from the date of removal. Company agrees to provide to Wallick proof of removal within fourteen (14) days of the removal.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Dated:                          _______________________________________
                                James R. Wallick

Dated:                          _______________________________________
                                Bruce Bendell



                                FIDELITY HOLDINGS, INC.

Dated:                          By:____________________________________



                                THE MAJOR AUTOMOTIVE COMPANIES, INC.

Dated:                          By:____________________________________



                                MAJOR CHEVROLET, INC.

Dated:                          By:____________________________________



                                MAJOR MOTORS OF HEMPSTEAD, INC. d/b/a
                                MAZDA OF HEMPSTEAD

Dated:                          By:____________________________________



                                COMPASS DODGE, INC.

Dated:                          By:____________________________________



                                COMPASS LINCOLN-MERCURY, INC.

Dated:                          By:____________________________________